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                                                                EXHIBIT 10.19(c)

                              SEPARATION AGREEMENT

         This SEPARATION AGREEMENT (this "Agreement") made as of November 21, 2002, by and among Steven Hanson (the "Executive"), ON Semiconductor Corporation and Semiconductor Components Industries, L.L.C. (collectively, the "Company").

         WHEREAS, the Company engaged the Executive to be Chief Executive Officer and President of the Company, a member of the Board of Directors of ON Semiconductor Corporation (the "Parent Board") and a member of the Board of Directors of Semiconductor Components Industries, L.L.C., (the "Board") pursuant to an Employment Agreement among the Executive and the Company dated October 27, 1999, as amended on April 25, 2002 (the "Employment Agreement");

         WHEREAS, the Executive's employment with the Company has been terminated and the Executive wishes to resign his positions as a member of the Parent Board and the Board, in each case, effective as of November 19, 2002, in accordance with this Agreement; and

         WHEREAS, all defined terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

         1.       Termination of Employment

         The parties hereto hereby agree that the Executive's employment with the Company and its affiliates has terminated and the Executive hereby resigns as a member of the Parent Board and the Board, in each case, effective November 19, 2002 (the "Termination Date"). The Executive hereby resigns effective as of the Termination Date from all other positions, offices or other affiliations, that he holds in connection with the Company and its affiliates. The Executive shall execute any forms of resignation or other documents reasonably requested by the Company in order to carry out the provisions of this Agreement.

         2.       Termination Payments and Other Benefits

                  (a) Pursuant to Section 5(a) of the Employment Agreement, the Company shall pay the Executive US$ 1,500,000 (the "Severance Payment") on or as soon as practicable after January 1, 2003 (but in no event later than January 10, 2003), provided that, notwithstanding the foregoing, no payment shall be made prior to the Effective Date of this Agreement.

                  (b) The Company shall pay the Executive any Base Salary accrued but not yet paid through the Termination Date and any accrued but unused vacation and shall reimburse the Executive for any reasonable business expenses incurred on or prior to the Termination Date and properly substantiated within thirty days after the Termination Date in accordance with the Company's customary expense reimbursement procedures.

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                  (c)      The Option shall become immediately exercisable as to
all shares covered thereby as of the Termination Date and shall remain exercisable until the first to occur of (i) the second anniversary of the Termination Date and (ii) the tenth anniversary of the grant date of such Option. With respect to all other options to purchase stock of the Company granted by the Company to the Executive, (x) all such stock options that are by their terms exercisable as of the Termination Date shall remain exercisable until the first to occur of (A) the second anniversary of the Termination Date and (B) the tenth anniversary of the grant date of such options, at which time such options shall terminate and (y) all such stock options that are not exercisable as of the Termination Date shall terminate as of the Termination Date.

                  (d) If the Executive elects continuation of health insurance benefits as provided under Section 4980B of the Internal Revenue Code of 1986 and Section 601 of the Employee Retirement Income Security Act of 1974, as amended (which provisions are commonly known as "COBRA"), the Company shall pay the cost of such COBRA benefits for a period not to exceed eighteen months.

                  (e) The Company shall promptly reimburse Executive for reasonable attorney's fees and costs incurred in connection with the Executive's separation from the Company and the preparation of this Agreement not to exceed $2,000.

                  (f) All payments and benefits provided in Sections 2(a), 2(c), 2(d) and 2(e) shall be referred to herein as the "Termination Payments". The Termination Payments shall be reduced by any required tax withholdings. The Termination Payments shall not be taken into account as compensation and no service credit shall be given after the Termination Date for purposes of determining the benefits payable under any other plan, program, agreement or arrangement of the Company. The Executive acknowledges that, except for the Termination Payments, he is not entitled to any payment in the nature of severance or termination pay from the Company.

         3.       General Release and Waiver

                  (a) In consideration of payment of the Termination Payments provided herein, the Executive hereby releases, remises and acquits the Company and all of its affiliates, and their respective officers, directors, shareholders, members, family members, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the "Releasees"), jointly and severally, from any and all claims, known or unknown, which the Executive or the Executive's heirs, successors or assigns have or may have against any of such parties arising on or prior to the date of this Agreement and any and all liability which any of such parties may have to the Executive, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C.
Section 1981, as well as any state or local laws, including without limitation the Arizona Civil Rights Act and the Arizona Employment Protection Act, or any other national, state, or local law and any workers' compensation or disability claims under any such laws. This General Release and Waiver relates to any and all claims, including without limitations claims arising from and during the Executive's relationship with the Company, any stock option, equity-based or other incentive plans, or as a result of the termination of such

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relationship and the cancellation of any such stock options or equity awards.
The Executive further agrees that the Executive will not file or permit to be filed on the Executive's behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with the Executive's right to file a charge with the Equal Employment Opportunity Commission or any state human rights commission in connection with any claim he believes he may have against the Company. However, by executing this Agreement, the Executive hereby waives the right to recover in any proceeding the Executive may bring before the Equal Employment Opportunity Commission or any state human rights commission or in any proceeding brought by the Equal Employment Opportunity Commission or any state human rights commission on the Executive's behalf. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages. This General Release and Waiver shall not apply to any obligation of the Company pursuant to this Agreement.

                  (b) The Executive expressly understands and agrees that the General Release and Waiver set forth in Section 3(a) above fully and finally releases and forever resolves the claims released and discharged therein, including those which may be unknown, unanticipated and/or unsuspected. The Executive further acknowledges that he is aware that he may hereafter discover facts in addition to or different from those which he now knows or believes to exist with respect to the subject matter of this Agreement, but that it is his intention to hereby fully, finally and forever settle and release all of the claims, known or unknown, anticipated or unanticipated, suspected or unsuspected, which now exist, may exist or heretofore have existed between or among himself and the Releasees.

                  (c) The Executive acknowledges that the Termination Payments the Executive is receiving in connection with the foregoing release is in addition to anything of value to which the Executive already is entitled from the Company.

         4.       Restrictive Covenants

         The Non-Solicitation, Confidentiality, Non-Disclosure and Non-Disparagement provisions contained in Section 8 and 9 of the Employment Agreement shall remain in full force and effect in accordance with their terms.

         5.       Confidentiality of Agreement

         The Executive shall keep the terms of this Agreement confidential and shall not directly or indirectly disseminate any information (in any form) regarding this Agreement to any person or entity except as may be agreed to in writing by the Company. Notwithstanding the foregoing, the Executive may disclose the information described herein, to the extent the Executive is compelled to do so by lawful service of process, subpoena, court order, or as the Executive is otherwise compelled to do by law, including full and complete disclosure in response thereto, in which event the Executive agrees to provide the Company with a copy of the document(s) seeking disclosures of such information promptly upon receipt of such document(s) and prior to disclosure by the Executive of any such information, so that the Company may, upon notice to the Executive, take such action as it deems to be necessary or appropriate in relation to such subpoena or request.

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         6.       Certain Forfeitures in Event of Breach

         The Executive acknowledges and agrees that, notwithstanding any other provision of this Agreement, in the event the Executive materially breaches any of his obligations under this Agreement or the Restrictive Covenants provided in the Employment Agreement and referenced in Section 4 of this Agreement, the Executive will forfeit his right to receive the Termination Payments provided by
Section 2 of this Agreement to the extent not theretofore paid to him as of the date of such breach and, if already made as of the time of breach, the Executive agrees that he will reimburse the Company, immediately, for the amount of such payment.

         7.       No Admission

         This Agreement does not constitute an admission of liability or wrongdoing of any kind by the Company or its affiliates or by the Executive.

         8.       Heirs and Assigns

         The terms of this Agreement shall be binding on the parties hereto and their respective successors and assigns. In the event of the Executive's death prior to the date any of the payments provided hereunder become due and payable, such amounts shall be paid to the Executive's beneficiaries or estate, as applicable, to the extent they would otherwise have been payable to the Executive.

         9.       General Provisions

                  (a) This Agreement and the Restrictive Covenants provided in the Employment Agreement and referenced in Section 4(a) of this Agreement constitute the entire understanding of the Company and the Executive with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of the Company or the Executive to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to its principles of conflicts of law. All actions and proceedings relating directly or indirectly to this Agreement shall be commenced in Maricopa County, Arizona, and the parties hereby submit to the exclusive jurisdiction of such courts and waive any claim of forum non conveniens; provided that notwithstanding the foregoing, the Company may commence an action related to, or seek enforcement of, the Restrictive Covenants provided in the Employment Agreement and referenced in
Section 4 of this Agreement in any jurisdiction.

                  (c) The parties hereto acknowledge and agree that each party has reviewed the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against

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either party. The headings in this Agreement are inserted for convenience of reference only and shall not be part of or control or affect the meaning of any provision hereof. Terms used in the singular shall include the plural and terms used in one gender shall include the other, in each case, as the context requires.

                  (d) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. A facsimile of a signature shall be deemed to be and have the affect of an original signature.

                  (e) All obligations of the Company to indemnify Executive pursuant to the Company's charter, by-laws or other related documents or under any applicable law shall remain in full force and effect, except as they may be amended from time to time with respect to the Company's officers and directors generally.

         10.      Knowing and Voluntary Waiver

         The Executive acknowledges that, by the Executive's free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby.

         The Executive understands that he may consider whether to agree to the terms contained herein for a period of twenty-one days. The Executive acknowledges that he received this Agreement on November 21, 2002, and has had an opportunity to review and consider the terms contained in this Agreement. However, the Termination Payments provided herein shall not commence until this Agreement is executed and returned to the Company, and becomes effective on the Effective Date as provided below. The Executive acknowledges that he has been advised to consult with and has consulted with an attorney prior to executing this Agreement.

         This Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by the Executive, provided it is not revoked by the Executive as provided below (the "Effective Date").

         The Executive may revoke his agreement to accept the terms hereof by delivering a letter within seven days after he has executed this Agreement addressed to the Company at its corporate offices to the attention of Sonny Cave, with a copy to Robert J. Raymond, Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006, specifying his intention to revoke his agreement. If the Executive exercises his right to revoke hereunder, he shall forfeit his right to receive any of the Termination Payments and benefits provided for herein, and to the extent such payments have already been made, the Executive agrees that he will immediately reimburse the Company for the amounts of such payment and the parties' obligations under this Agreement, including without limitation, the General Release and Waiver provided in Section 3 hereof, shall become null and void ab initio and the Executive shall retain any and all claims that he may have had against the Company prior to the execution of this Agreement.

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                                            ON SEMICONDUCTOR CORPORATION &
                                            SEMICONDUCTOR COMPONENTS
                                            INDUSTRIES, L.L.C.

                                            /s/ SONNY CAVE
                                            -----------------------------------
                                            Name:  Sonny Cave
                                            Title: Vice President and Secretary

                                            /s/ STEVEN HANSON
                                            -----------------------------------
                                            Steven Hanson

Acknowledgment

STATE OF ARIZONA   )
                   ) ss:
COUNTY OF MARICOPA )

                  On the 9th day of December, 2002, before me personally came Steven Hanson the Executive who, being by me duly sworn, did depose and say that he resides at 5501 E. Roadrunner, Paradise Valley, AZ 85253; and did acknowledge and represent that he has had an opportunity to consult with attorneys and other advisers of his choosing regarding the Separation Agreement attached hereto, that he has reviewed all of the terms of the Separation Agreement and that he fully understands all of its provisions, including, without limitation, the general release and waiver set forth therein.

/s/ LINDA M. LEE
----------------------
Notary Public

Date: December 9, 2002

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